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Exhibit 99(b)

January 30, 1998
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CLEVELAND, OHIO...Eaton Corporation's Board of Directors today declared a regular quarterly dividend of $.44 per common share, payable on February 25 to shareholders of record on February 9, 1998. Eaton has paid dividends on common shares annually since 1923.

Eaton Corporation is a global manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets. Principal products include electrical power distribution and control equipment, truck drivetrain systems, engine components, hydraulic products, ion implanters and a wide variety of controls. Headquartered in Cleveland, the company has 49,000 employees and 145 manufacturing sites in 28 countries around the world. Sales for 1997 were $7.6 billion.



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